Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE
TO THE
TRUST INDENTURE

Providing for the Issue of Convertible Secured Debentures

Dated November 27, 2009

250 YONGE STREET
SUITE 2400
TORONTO, ONTARIO  M5B 2M6

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Interpretation of Supplemental Indenture	2
1.2	Definitions	2
1.3	Headings. Etc.	2
1.4	Applicable Law	2
1.5	Language	2

ARTICLE 2 INDENTURE SUPPLEMENTAL TO ORIGINAL INDENTURE		2
2.1	Incorporation with the Original Indenture	2
2.2	Supplemental of Original Indenture	3

ARTICLE 3 SUPPLEMENTS TO ORIGINAL INDENTURE		3
3.1	Supplements	3

ARTICLE 4 ACCEPTANCE OF TRUSTS BY THE TRUSTEE		4
4.1	Acceptance of Trusts	4

ARTICLE 5 GENERAL		4
5.1	No Further Amendment	4
5.2	Enurement	5
5.3	Governing Law	5

ARTICLE 6 EXECUTION		5
6.1	Execution	5

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE made as of the 27th day of November, 2009,

BETWEEN:

ATLANTIC POWER CORPORATION, a corporation continued under the laws of the Province of British Columbia

(hereinafter referred to as the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(hereinafter referred to as the “Debenture Trustee”)

WITNESSES THAT:

WHEREAS the Company and the Trustee are parties to a trust indenture dated as of October 11, 2006 (the “Original Indenture”) providing for the creation and issue of convertible secured debentures of the Company;

AND WHEREAS the Company has undertaken and implemented a plan of arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) to convert the Company’s income participating security structure to a traditional common share structure as more particularly described in the notice of special meeting of the holders of 6.25% convertible secured debentures and management information circular (the “Circular”) dated October 16, 2009;

AND WHEREAS the parties hereto are desirous of supplementing and amending the Original Indenture in accordance with the terms hereof;

AND WHEREAS this supplemental indenture is being entered into by the parties hereto pursuant to Article 17 of the Original Indenture;

AND WHEREAS all necessary proceedings of the Debentureholders (as defined in the Original Indenture) and the directors of the Company have been duly passed and all other necessary proceedings have been taken to execute this supplemental indenture and to make the execution hereof legal, valid and binding and in accordance with all laws respectively relating to the Company and with all other laws and regulations in respect thereof;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1                                                                               Interpretation of Supplemental Indenture

In this supplemental indenture “this supplemental indenture”, “hereof”, “herein”, “hereby”, “hereunder”, and similar expressions refer to this supplemental indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.2                                                                               Definitions

All terms contained in this supplemental indenture, including, without limitation, the recitals hereto, which are defined in the Original Indenture shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, as amended hereby, unless the context otherwise specifies or requires.

1.3                                                                               Headings. Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this supplemental indenture, the Original Indenture or of the Debentures.

1.4                                                                               Applicable Law

This supplemental indenture shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.  The Company hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

1.5                                                                               Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule A, be drawn up in the English language only.

Les parties aux présentes reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture joint aux présentes à titre d’annexe A, soient rédigés en langue anglaise seulement.

ARTICLE 2

INDENTURE SUPPLEMENTAL TO ORIGINAL INDENTURE

2.1                                                                               Incorporation with the Original Indenture

This supplemental indenture is a supplemental indenture within the meaning of the Original Indenture, and the Original Indenture shall henceforth be read in conjunction with this supplemental indenture and shall together have effect so far as practicable as if all the provisions of the Original Indenture and this supplemental indenture were contained in one instrument.

2.2                                                                               Supplemental of Original Indenture

The Original Indenture is hereby supplemented and amended by the addition of the provisions hereof.

ARTICLE 3

SUPPLEMENTS TO ORIGINAL INDENTURE

3.1                                                                               Supplements

The Original Indenture is hereby supplemented and amended as follows:

(a)                                  by deleting the words “, including, without limitation, corporate stock represented by IPSs and corporate stock outstanding upon the separation of IPSs into the securities represented thereby” in the definition of “Capital Stock” in Section 1.1(m) of the Original Indenture;

(b)                                 by adding the words “(other than any such sale, lease or transfer to any such Person or group that does not involve a change in the beneficial ownership of the Company as a result of any such sale, lease or transfer)” after the words “the last day of the most recent fiscal quarter” in paragraph (i) of the definition of “Change of Control” in Section 1.1(p) of the Original Indenture;

(c)                                  by deleting the words “IPSs,” in the definition of “Freely Tradeable” in Section 1.1(qq) of the Original Indenture;

(d)                                 by deleting the definitions of “IPS”, “U.S. Plan Assets”, “U.S. Retirement Plan”, “U.S. Retirement Plan Debentures”, “U.S. Retirement Plan Holder”, “U.S. Retirement Plan Prohibition” and “U.S. Tax Code” in Sections 1.1(fff), (jjjjj), (kkkkk), (lllll), (mmmmm), (nnnnn) and (ooooo), respectively, of the Original Indenture in their entirety;

(e)                                  by deleting Article 3 and Sections 7.4(g) and 7.12 of the Original Indenture in their entirety;

(f)                                    by deleting the words “and fully-paid Subordinated Notes” from Section 7.4(e) of the Original Indenture;

(g)                                 by deleting the words “(or either of the Common Shares or Subordinated Notes comprising the IPSs)” in Section 7.5(d) of the Original Indenture;

(h)                                 by deleting the words “IPSs, Common Shares” in Section 7.5(h) of the Original Indenture and replacing it with “Common Shares and”;

(i)                                     by deleting the words “(and the Common Shares forming part of the IPSs are listed on the TSX),” and “and the Common Shares,” in Section 8.8 of the Original Indenture;

(j)                                     by deleting paragraph (f) of Section 17.1 in its entirety;

(k)                                  by deleting the words “(without adjustment for interest accrued hereon or for dividends, distributions or interest payments on the IPSs issuable upon conversion)” and replacing them with the words “(without adjustment for interest accrued hereon or for dividends or distributions on the Common Shares issuable upon conversion)” in the seventh paragraph of Schedule “A” to the Original Indenture;

(l)                                     by deleting the words “No adjustment in the number of IPSs to be issued upon conversion will be made for distributions, dividends or interest payments on IPSs issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion” and replacing them with “No adjustment in the number of Common Shares to be issued upon conversion will be made for distributions or dividends on Common Shares issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion.” in the seventh paragraph of Schedule “A” to the Original Indenture;

(m)                               after giving effect to the foregoing, by deleting the words “IPS” and “IPSs” in the Original Indenture and replacing them with the words “Common Share” and “Common Shares”, respectively;

(n)                                 by deleting all references to an interest rate of 6.25% for the Initial Debentures in the Original Indenture and replacing it with an interest rate of 6.50%; and

(o)                                 by deleting the words “October 31, 2011” in the Original Indenture and replacing them with the words “October 31, 2014”.

ARTICLE 4

ACCEPTANCE OF TRUSTS BY THE TRUSTEE

4.1                                                                               Acceptance of Trusts

The Trustee hereby accepts the trusts in this supplemental indenture declared and provided and agrees to perform the same upon the terms and conditions set forth herein and in the Original Indenture.

ARTICLE 5

GENERAL

5.1                                                                               No Further Amendment

The Original Indenture is amended as provided herein, and any changes necessary to implement the amendments intended hereby are hereby made to any other provisions of the Original Indenture where necessary, mutatis mutandis.  Save as amended hereby, the Original Indenture is unamended and in full force and effect, in accordance with its terms.

5.2                                                                               Enurement

Subject to the express terms of the Original Indenture, this supplemental indenture shall be binding upon the parties hereto and their respective successors and assigns and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.3                                                                               Governing Law

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND SHALL BE TREATED IN ALL RESPECTS AS AN ONTARIO CONTRACT.

ARTICLE 6

EXECUTION

6.1                                                                               Execution

This supplemental indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

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IN WITNESS whereof the parties hereto have executed these presents by the hands of their proper officers.

ATLANTIC POWER CORPORATION, by its manager, ATLANTIC POWER MANAGEMENT, LLC

Per:	/s/ Barry Welch
Barry Welch
President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Chris Nitsis
Name: Chris Nitsis
Title: Professional, Corporate Trust

Per:	/s/ David Ha
Name: David Ha
Title: Professional, Corporate Trust